Exhibit 1.1

                         THE ESTEE LAUDER COMPANIES INC.


                                 Debt Securities

                             UNDERWRITING AGREEMENT

                               New York, New York

To the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

Dear Sirs:

           The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its Securities identified in
Schedule I hereto (the "Securities"), to be issued under an indenture dated as of November 5, 1999 (the "Indenture"), between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., as trustee (the "Trustee"). If the firm or firms listed in
Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein shall each be deemed to refer to such firm or firms.

           1. Representations and Warranties. The Company represents and warrants to, and agrees with each Underwriter that:

           (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement or statements (the file number or numbers of which is or are set forth in Schedule I hereto), including a related preliminary prospectus, on such Form for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, and has filed a preliminary prospectus in accordance with Rules 415 and 424(b)(5), each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4), or (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (ii), the Company has included in such registration statement or statements, as amended at the Effective Date (as hereinafter defined), all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time (as hereinafter defined), shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

           The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement or statements referred to in the preceding paragraph, including incorporated documents as of the filing of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, exhibits and financial statements, in the form in which it or they has or have or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement or statements as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

           (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

           (c) The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction within the United States which requires such qualifications wherein it owns or leases material properties or conducts material business.

           (d) Neither the Company nor any of Aveda Corporation, Aveda Services Inc., Clinique Laboratories, Inc., ELCA Cosmeticos LDA and Estee Lauder International, Inc. is in violation of its charter or by-laws, and neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would have a material adverse effect on the business, prospects, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

           2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto, the respective principal amounts of the Securities set forth opposite each respective Underwriter's name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto, less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the "Underwriters' Securities" and Securities to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called "Contract Securities".

           If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts"), substantially in the form of
Schedule III hereto but with such changes therein as the Company may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Company will pay to the Representatives, for the account of the Underwriters, on the Closing Date, the percentage set forth in
Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Company will make Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Company but, except as the Company may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggregate principal amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts. The principal amount of Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in Schedule II hereto, less the aggregate principal amount of Contract Securities.

           3. Delivery and Payment. Delivery of and payment for the Underwriters' Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being called the "Closing Date"). Delivery of the Underwriters' Securities shall be made to the Representatives for the respective account of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable, or wire transfers, in immediately available funds. The Securities shall be delivered in definitive global form through the facilities of The Depository Trust Company.

           4. Agreements.

           (A) The Company agrees with the several Underwriters that:

           (a) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, if not effective at the Execution Time, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement shall have become effective, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective,
(iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

           (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will give the Representatives immediate notice of the occurrence of such event and promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

           (c) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the current fiscal quarter of the Company, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering a period of at least 12 months beginning after the end of the current fiscal quarter of the Company, which will satisfy the provisions of Section 11(a) of the Act.

           (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

           (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

           (f) Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act.

           (g) The Company will pay any fees of Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc., relating to the ratings of the Securities.

           (B) The several Underwriters agree with the Company that:

           (a) The several Underwriters will pay the expenses of printing all documents relating to the offering.

           (b) The several Underwriters will pay the reasonable fees and disbursements of outside counsel for the Company and the Trustee relating to the offering.

           (c) The several Underwriters will pay the fees and disbursements of KPMG LLP relating to the preparation of the letter required by Section 5(e) of this Agreement.

           5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwriters' Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

           (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 P.M. New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M. New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 P.M. New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

           (b) The Company shall have furnished to the Representatives:

           (i) an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, dated the Closing Date, to the effect that:

               (A) the Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of New York;

               (B) the Securities conform in all material respects to the description thereof contained in the Prospectus;

               (C) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, in the case of the Underwriters' Securities, or by the purchasers thereof pursuant to Delayed Delivery Contracts, in the case of any Contract Securities, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (D) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

               (E) the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (F) this Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

               (G) no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any New York, Delaware corporate or Federal governmental authority or regulatory body is required for the consummation of the transactions contemplated herein or in any Delayed Delivery Contracts, except such as have been obtained under the Act, such filings as may be required under the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and such other approvals (specified in such opinion) as have been obtained;

               (H) none of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof or of any Delayed Delivery Contracts will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any material indenture or other material agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any decree or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

               (I) the Registration Statement and the Prospectus (except for the financial statements and related notes thereto, the financial statement schedules and the other financial and accounting data included or incorporated by reference in the Registration Statement or the Prospectus as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder.

           In rendering such opinion, Weil, Gotshal & Manges LLP may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

           (ii) a letter of Weil, Gotshal & Manges LLP dated the Closing Date to the effect that, having participated in conferences with certain officers of, and with the accountants for, the Company and having made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, such counsel has no reason to believe that the Registration Statement at the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus on the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and other accounting or financial data included therein, as to which such counsel need express no view).

           (c) The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, any Delayed Delivery Contracts, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

           (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial or accounting officer (or Vice President and Treasurer) of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

           (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

           (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

           (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

           (e) At the Closing Date, KPMG LLP shall have furnished to the Representatives a letter or letters (which may refer to a letter previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

           (i) in their opinion the audited financial statements and schedules thereto included or incorporated in the Registration Statement and the Prospectus and reported on by them (it being understood that KPMG LLP has not reported on any financial statements for periods prior to the fiscal year ended June 30, 2002) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act;

           (ii) on the basis of a reading of the unaudited financial statements included or incorporated in the Registration Statement and the Prospectus and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the subsidiaries since the date of the latest audited balance sheet, through a specified date not more than five business days prior to the date of the letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

           (1) any unaudited financial statements included or incorporated in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

           (2) with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in long-term debt of the Company and its subsidiaries or decreases in the capital stock of the Company or decreases in the stockholders' equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, except in all instances for increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

           (iii) they have performed certain other procedures as a result of which they determined that the information described in a schedule to be delivered on behalf of the Underwriters of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general ledger of the Company) set forth in the Registration Statement, as amended, the Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement (including selected accounting, financial or statistical information included or incorporated in the Company's Annual Report on Form 10-K incorporated in the Prospectus or any of the Company's Quarterly Reports on Form l0-Q incorporated therein), agrees with the general ledger of the Company and its subsidiaries, excluding any questions of legal interpretation.

           References to the Prospectus in this paragraph (e) include any supplements thereto at the date of the letter.

           (f) Subsequent to the respective dates of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

           (g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

           (h) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Securities arranged by the Underwriters have been approved by the Company.

           (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

           If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

           6. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

           7. Indemnification and Contribution.

           (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented prior to the confirmation of the sale of such Securities to such person). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

           (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

           (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a) of this
Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

           (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

           8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

           9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's securities or in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

           10. Representations and Indemnities to Survive. The respective representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

           11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile transmission to the Citigroup Global Markets Inc. General Counsel (fax no. (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission to it, at 7 Corporate Center Drive, Melville, New York 11747-3166; fax no.: (631) 847-6215; attention of Treasurer, with a copy to it at 767 Fifth Avenue, New York, New York 10153; fax no.: (212) 572-3989; attention of the General Counsel.

           12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

           13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

           If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                            Very truly yours,

                                            THE ESTEE LAUDER COMPANIES INC.


                                            By: /s/ Richard W. Kunes
                                               ---------------------------------
                                               Richard W. Kunes
                                               Senior Vice President and Chief
                                               Financial Officer


The foregoing Agreement is hereby confirmed and accepted on the date specified in Schedule I hereto.


By:  CITIGROUP GLOBAL MARKETS INC.


By: /s/ Marco Habert
   ----------------------------------

For themselves and the other several
Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                                                      SCHEDULE I


                                 Debt Securities


Underwriting Agreement dated September 24, 2003

Registration Statement No. 333-104133

Representatives:  Citigroup Global Markets Inc.

Title of Securities:  5.75% Senior Notes due 2033

Principal Amount:  $200,000,000

Interest Rate:  5.75%

Purchase Price:  97.770%

Offering Price:  98.645%

Interest Payment Dates:  April 15 and October 15, commencing April 15, 2004

Subordination Provisions:  None

Optional Redemption:  Make Whole at Treasury + 15 bp

Sinking Fund Provisions:  None

Closing Date and Time:  September 29, 2003, 9 a.m., ET

Method of Payment of Underwriters' Securities:  wire transfer of funds

Other provisions of or Amendments to
Underwriting Agreement:  None

Additional Covenants Pursuant to Section 4:  None

Additional Covenants Pursuant to Section 5:

           At or prior to the Closing Date, the Company shall have executed and delivered to the Underwriters an officer's certificate pursuant to Section 3.01 of the Indenture, dated as of November 5, 1999, between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company, N.A., as Trustee, in form and substance satisfactory to the Underwriters, and the Indenture and such officer's certificate shall be in full force and effect.

                                                                     SCHEDULE II


                                                    Amount
Underwriter                                    To Be Purchased
-----------                                    -----------------
Citigroup Global Markets Inc.                  $     127,000,000
J.P. Morgan Securities Inc.                           22,000,000
Goldman, Sachs & Co.                                  17,000,000
BNP Paribas Securities Corp.                          17,000,000
Fleet Securities, Inc.                                17,000,000
                                               -----------------
Total                                          $     200,000,000
                                               =================

                                                                    SCHEDULE III


                            Delayed Delivery Contract

                                                                          [Date]

[Insert name and address
    of lead Representative]

Ladies and Gentlemen:

           The undersigned hereby agrees to purchase from The Estee Lauder Companies Inc. (the "Company"), and the Company agrees to sell to the undersigned, on _______, [200__] (the "Delivery Date"), principal amount of the Company's securities (the "Securities") offered by the Company's Prospectus dated __________, [200__], and related Prospectus Supplement dated ____________, [200__], receipt of a copy of which is hereby acknowledged, at a [purchase price of % of the] [principal amount] [thereof, plus] [accrued interest] [amortization of original issue discount], if any, thereon from __________, [200__], to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

           Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 AM, New York City time, on the Delivery Date to or upon the order of the Company in New York Clearing House (next day) funds, at your office or at such other place as shall be agreed between the Company and the undersigned, upon delivery to the undersigned of the Securities in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount or number of Securities to be purchased by the undersigned on the Delivery Date.

           The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Company to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Company, on or before the Delivery Date, shall have sold to certain underwriters (the "Underwriters") such principal amount or number of Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Prospectus and Prospectus Supplement mentioned above. Promptly after completion of such sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Company to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

           This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

           It is understood that acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Company, it is required that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

           This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles.

                                        Very truly yours,


                                        ----------------------------------------
                                       (Name of Purchaser)


                                        By:
                                           -------------------------------------
                                             (Signature and Title of Officer)


                                        ----------------------------------------
                                        (Address)

Accepted:

The Estee Lauder Companies Inc.


By:
   -------------------------------

Title:
      ----------------------------